Exhibit 21.1
EDUCATION REALTY TRUST, INC.
LIST OF SUBSIDIARIES

109 Tower FL LLC	EDR State College, Inc.
28th and Aurora at Boulder LLC	EDR State College, LLC
319 Bragg Student Housing Auburn AL LLC	EDR Stillwater Limited Partnership
1313 5th Street MN Holdings LLC	EDR Stillwater, Inc.
1313 5th Street MN Owner LLC	EDR Stillwater, LLC
3949 Lindell LLC	EDR Storrs IC LLC
Anderson Road Oxford LLC	EDR Storrs II LLC
Blacksburg VA Housing LLC	EDR Storrs LLC
Carriage House Ft Collins CO LLC	EDR Syracuse Campus West LLC
Carrollton Place, LLC	EDR Syracuse, LLC
CD/Park7 Pittsburgh Owner LLC	EDR Tallahassee I, LLC
Centre Lubbock TX LLC	EDR Technology LLC
Chapel Hill Durham NC LP	EDR Tuscaloosa LLC
Chapel Hill Durham NC GP LLC	Education Realty OP GP, Inc.
Chapel Hill Investor LLC	Education Realty OP Limited Partner Trust
Commons on Bridge TN Limited Partnership	Education Realty Operating Partnership, LP
Commons on Bridge TN LLC	Education Realty Trust, Inc.
Core Campus Madison LLC	Elizabeth Street CO Manager LLC
Core Campus Tucson II LLC	Elizabeth Street CO Owner LLC
Core Minneapolis LLC	Empire Pitt PA Member LLC
Corvallis OR Student Housing Owner LLC	Fifth Street MN LLC
Cottages W. Lafayette IN LLC	GM Westberry LLC
CV East Lansing MI LLC	Hawaii Student Housing Manager LLC
District on 5th Tucson AZ LLC	Honolulu Student Housing One LLC
District on Apache Tempe AZ LLC	HUB Manager Madison WI LLC
East Edge Tuscaloosa LLC	HUB Owner Madison WI LLC
EDR Austin, LLC	Irish Row at Vaness LLC
EDR Berkeley LLC	Land Developer LLC
EDR Berkeley LP	Lansing Properties I, LLC
EDR Boise LLC	Lansing Housing Manager LLC
EDR Carbondale LLC	Lokal Fort Collins CO LLC
EDR Charlottesville LLC	Plum Manager Ft. Collins CO LLC
EDR Charlottesville Jefferson LLC	Plum Owner Ft. Collins CO LLC
EDR Charlottesville Wertland LLC	Pura Vida Ft. Collins CO LLC
EDR College View MS LLC	Province Kent OH LLC
EDR Columbia Limited Partnership	Province Boulder CO LLC
EDR Columbia, Inc.	Renaissance Knoxville TN Inc.
EDR Columbia, LLC	Retreat at Blacksburg LLC
EDR Development LLC	Retreat at State College, LLC
EDR Employment Resources, LLC	Retreat at Louisville, LLC
EDR Fund GP, Inc.	River Place (DE), LLC
EDR Gainesville GP, LLC	RoPo Phoenix AZ LLC
EDR Gainesville Limited Partnership	RH Blacksburg, LLC
EDR Green Link, Inc.	San Marcos Student Housing Manager LLC
EDR Greensboro, LLC	San Marcos TX Student Housing LLC
EDR Investment Advisor Inc.	Seventh Street Tempe AZ Manager LLC
EDR Investment Fund, LP	Seventh Street Tempe AZ Owner LLC

EDR Knoxville Limited Partnership	State College Housing LLC
EDR Knoxville, Inc.	Stillwater Student Housing Manager LLC
EDR Knoxville, LLC	Stillwater Student Housing Owner LLC
EDR Lexington I LLC	Storrs Lodges LLC
EDR Lexington II LLC	Storrs Lodges Manager LLC
EDR Lexington III LLC	Student Housing Manager Iowa LLC
EDR Lexington IV LLC	Student Housing Owner Iowa LLC
EDR Lexington V LLC	Suites Lubbock TX LLC
EDR Lexington VI LLC	The Province Greenville NC GP LLC
EDR Lexington VII LLC	The Province Greenville NC LP
EDR Lexington VIII LLC	Tyndall Manager Tucson AZ LLC
EDR Lexington XI LLC	Tyndall Owner Tucson AZ LLC
EDR Limpar, LLC	Union Fletcher Tampa FL LLC
EDR Management Inc.	University Towers OP GP, LLC
EDR Manager, LLC (Inactive)	University Towers Operating Partnership, LP
EDR Maplewood LLC	University Towers Raleigh Services, LLC
EDR Marquette LLC	University Village – Greensboro, LLC
EDR OP Development LLC	University Village Towers, LLC
EDR Orlando Limited Partnership	University Village Towers, LP
EDR Orlando, Inc.	Varsity Ann Arbor Equity Partners, LLC (Inactive)
EDR Orlando, LLC	Varsity Ann Arbor MI LLC (Inactive)
EDR Oxford, LLC	Varsity at Ann Arbor, LLC
EDR Phoenix, LLC	Washington Ave MN Manager LLC
EDR Southside Commons PA LLC	West Clayton GA LLC
EDR State College Limited Partnership